SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) JULY 30, 2002
                                                          -------------


                            ATX COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    000-49899                13-4078506
  (State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)               File Number)         Identification No.)

           110 East 59th Street, 26th Floor, New York, New York 10022
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including area code (212) 906-8485
                                 --------------

                             CORECOMM HOLDCO, INC.
                              ---------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

  99.1   Press release, issued July 30, 2002

ITEM 9. REGULATION FD DISCLOSURE

Telecommunications provider ATX Communications, Inc., said today that it applauds the decision of the United States District Court in Cleveland upholding its anti-trust and misrepresentation claims against Ameritech Ohio and Ameritech's Texas-based parent company, SBC Communications, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ATX COMMUNICATIONS, INC.
                                    (Registrant)


                                    By: /s/ Michael A. Peterson
                                        ---------------------------------------
                                    Name:   Michael A. Peterson
                                    Title:  Executive Vice President -
                                            Chief Operating Officer and
                                            Chief Financial Officer


Dated: August 2, 2002

                                 EXHIBIT INDEX
                                 -------------
Exhibit

99.1      Press release, issued July 30, 2002

                                                                  Exhibit 99.1

[ATX logo]

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION:    Melissa Kaufman  (800) 220-2892
                         mail:  Melissa.Kaufman@atx.com      www.atx.com


            ATX/CORECOMM ACHIEVES EARLY SUCCESS AGAINST SBC/AMERITECH
            ---------------------------------------------------------

        COURT UPHOLDS COMPANY'S ANTI-TRUST AND MISREPRESENTATION CLAIMS
                             AGAINST SBC/AMERITECH

Columbus, OH - July 30, 2002 - Telecommunications provider ATX Communications, Inc. (Nasdaq: COMM), said today that it applauds the decision of the United States District Court in Cleveland upholding its anti-trust and misrepresentation claims against Ameritech Ohio and Ameritech's Texas-based parent company, SBC Communications, Inc.

ATX, an integrated communications provider of local and long distance telephone, Internet, and high-speed data services to residential and business customers in the Midwest and the Mid-Atlantic states, filed its lawsuit through its CoreComm subsidiary late last year alleging that SBC/Ameritech had, through a series of anti-competitive and unlawful acts, maintained its monopoly over the market for local telephone services in the Cleveland and Columbus areas. The Company also alleged that SBC/Ameritech has made various negligent misrepresentations concerning the quality of its services. SBC/Ameritech responded by asking the court to dismiss CoreComm's claims instead of allowing them to be heard by a jury.

In a thoughtful and well-reasoned decision released late yesterday, District Court Judge Donald C. Nugent denied SBC/Ameritech's motion, holding that a monopolist such as Ameritech Ohio may not "use its market power, whether obtained lawfully or not, to prevent or impede competition." Judge Nugent also found that, in enacting the Telecommunications Act of 1996, Congress did not intend "to interfere in any way with the application of the antitrust laws." The court also ruled that the Company's misrepresentation claims can proceed, and that Ameritech Ohio's corporate parent and various affiliates can be sued in Ohio court. As a result of the ruling, the Company will be allowed to proceed with its case.

"This is a very significant win, not only for ATX, but also for the many people in Ohio who are tired of being treated poorly by SBC/Ameritech and want choice in local phone service," said Thomas Gravina, ATX's President and Chief Executive Officer. "We are extremely pleased with the court's ruling and we're looking forward to getting our evidence in front of a jury so they can have a closer look at the sort of anti-competitive conduct that we've been forced to endure since we began providing service in Ohio.

"The Telecommunications Act of 1996 was supposed to bring the benefits of local phone competition to the people of Ohio and the rest of the nation," continued Gravina. "We believe that the jury is going to be appalled at what SBC/Ameritech has done in an effort to prevent us from delivering those benefits."

ABOUT ATX

Founded in 1985, ATX Communications, Inc. is a facilities-based integrated communications provider offering local exchange carrier and inter-exchange carrier telephone, Internet, e-business, high-speed data, and wireless services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. ATX currently serves approximately 400,000 business and residential customers. CoreComm Newco, Inc. is the subsidiary of ATX that provides telecommunications services in the state of Ohio. For more information on ATX, please visit www.atx.com.

For further information, contact:

  Bruce Bennett, Vice President for External Affairs: 312-445-1161.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
- Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be different from those contemplated. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

                                       ###